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                                                                    EXHIBIT 99.1

PROXY

                              TGV SOFTWARE, INC.
                   Proxy for Special Meeting of Stockholders
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of TGV Software, Inc. ("TGV") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated March 5, 1996 and hereby appoints Gary Valenzuela proxy and attorney in fact with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of TGV Software, Inc. to be held on March 25, 1996 at 10:00 a.m. at TGV's Scotts Valley facility, located at 5617 Scotts Valley Drive, Suite 200, Scotts Valley, California 95066, and any postponement or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

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                                                             SEE REVERSE SIDE
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                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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[X] Please mark
    votes as in
    this example.

The Board of Directors unanimously recommends a vote FOR Proposal 1.

1. Approval of (a) the Agreement and Plan of     FOR      AGAINST      ABSTAIN
   Reorganization dated as of January 23,        [ ]        [ ]          [ ]
   1996, by and among Cisco Systems, Inc.
   ("Cisco"), a California corporation, Big
   Sky Acquisition Corp. ("Merger Sub"), a
   Delaware corporation and a wholly-owned
   subsidiary of Cisco and TGV and (b) the
   merger of Merger Sub with and into TGV,
   whereby, among other things, TGV will
   survive in the merger and become a
   wholly-owned subsidiary of Cisco, each
   outstanding share of TGV Common Stock will be converted into two-fifths (0.40) of a share of Cisco Common Stock, each outstanding option to purchase one share of TGV Common Stock will be converted into an option to purchase two-fifths (0.40) of a share of Cisco Common Stock, with the exercise price adjusted accordingly, and each outstanding warrant to purchase one share of TGV Common Stock will be converted into a warrant to purchase two-fifths (0.40) of a share of Cisco Common Stock, with the exercise price adjusted accordingly.


                                                                   MARK HERE [ ]
                                                                 FOR ADDRESS
                                                                  CHANGE AND
                                                                NOTE AT LEFT

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.


Signature: _____________________________________________ Date: _________________

Signature: _____________________________________________ Date: _________________